Exhibit 99(d)(3)

Exhibit (d)(3) CONFIDENTIALITY AGREEMENT August 22, 2017 Novartis International AG Lichtstrasse 35 4056 Basel Switzerland Attention: Head Legal M&A Ladies and Gentlemen: In connection with your consideration of a possible acquisition of Advanced Accelerator Applications S.A. (the “Company”) by Novartis International AG (the “Acquiror”) (the “Transaction”), it is expected that the Company and its Representatives (as defined below) will furnish or otherwise make available to you certain information regarding the Company’s business, operations and affairs. Such information (whether oral, written, electronic or otherwise), regardless of the form in which it is provided or maintained and whether prepared by the Company, its Representatives or otherwise and whether provided before, on or after the date hereof, together with those portions of any notes, analyses, compilations, studies, interpretations or other documents prepared by you or any of your Representatives that contain or otherwise reflect or are based in whole or in part on such information is hereinafter referred to as “Confidential Information,” except that “Confidential Information” does not include any information that (i) was publicly available prior to the date of this agreement or hereafter becomes publicly available without any violation of this agreement on the part of you or any of your Representatives, (ii) was available to you or any of your Representatives on a non-confidential basis prior to its disclosure, provided that the source of such information was not, to the best of your knowledge, subject to any legally binding obligation to keep such information confidential, (iii) is or becomes available to you or any of your Representatives on a non-confidential basis from a person other than the Company or its Representatives who is not, to the best of your knowledge, subject to any legally binding obligation to keep such information confidential or (iv) was or is independently developed by you or any of your Representatives without reference to the Confidential Information. As used in this agreement, “person” means an individual or entity and the “Representatives” of any person means the affiliates of such person and the officers, directors, employees, attorneys, accountants, financial advisors, agents and other representatives of such person and its affiliates In consideration of your being provided with Confidential Information and being offered the opportunity to evaluate the business and operations of the Company, the parties hereby agree as follows: 1.You and your Representatives will not use, or allow the use of, Confidential Information for any purpose except for the limited purpose of evaluating the Transaction and for no other purpose or reason whatsoever, including for competitive purposes or to attempt to divert any business or customer of the Company. You hereby acknowledge that in your examination of the Confidential Information, you and your Representatives may have access to material non-public information concerning the Company. You acknowledge that you are aware (and that your Representatives have been or will be advised by you) that the United States and other applicable securities laws prohibit any person who has received from an issuer material nonpublic information relating to an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. 2.You agree that the Confidential Information will be kept confidential and will not be disclosed, in whole or in part, by you or any of your Representatives to any person other than those of your Representatives who need to know such Confidential Information for the purpose of assisting you in evaluating, negotiating and consummating the Transaction. Each party shall require its Representatives to be bound by the applicable terms of this agreement to the fullest extent as if they were parties hereto, and each party shall be responsible for any breach of the applicable terms of this agreement by it or any of its Representatives. You shall, and shall cause your Representatives to, safeguard the Confidential Information in the same manner and with the same level of care (but no less than reasonable care) that you use in safeguarding and handling your own confidential and proprietary information. 3.Without the prior written consent of the Company, except to the extent required by applicable law, applicable rules or regulations of any national securities exchange or legal process, you will not disclose to any person except to your Representatives the fact that any investigations, discussions or negotiations are taking place concerning the Transaction, or that you have received Confidential Information from the Company or Confidential Information has been made available by the Company, or any of the terms, conditions or other facts with respect to the Transaction, including the status thereof (any such information, “Transaction Information”). Without your prior written consent, the Company shall not and shall cause its Representatives not to disclose to any person (other than its other Representatives) any Transaction Information (including, without limitation, the identity of Acquiror or its affiliates), except as required by applicable law, applicable rules or regulations of any national securities exchange or legal process, in which case the provisions of Section 4 below shall apply to the Company or its Representative with respect to such disclosure of Transaction Information mutatis mutandis. 4.If you or any of your Representatives is requested or required by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process to disclose any of the Confidential Information or the fact that discussions or negotiations are taking place between the parties concerning a possible transaction, or any of the terms, conditions or other facts with respect thereto, or you determine, based on the opinion of your counsel, that any such disclosure is required under applicable law or applicable rules or regulations of any national securities exchange, you will, to the extent permitted by applicable law, provide the Company with prior written notice thereof promptly after receipt of such request or determination so that the Company may seek a protective order or other appropriate remedy and/or waive your compliance with the provisions of this agreement; provided that no such notice shall be required to be given in the case of routine examinations by any regulator that are not specifically directed at the Transaction or the Confidential Information. You agree that you will, at the Company’s reasonable request, exercise your reasonable efforts to assist the Company in obtaining such protective order or other appropriate remedy. If such protective order or other remedy is denied, and you or any of your Representatives are nonetheless legally compelled to disclose such information, you or your Representatives, as the case may be, will furnish only that portion of the Confidential Information that is legally required, upon the advice of your counsel, and will exercise your reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information. 5.You represent that neither you nor, to the best of your knowledge, any of your Representatives has entered into (and, except with the prior written consent of the Company, agree that you will not, and will use reasonable efforts to ensure that your Representatives will not, enter into) directly or indirectly, any agreement, arrangement or understanding with any other person with respect to a possible transaction involving the Company or, to the best of your knowledge, that would reasonably be likely to restrict the ability of any other person to provide financing (debt, equity or other) for a possible transaction involving the Company. 6. You agree that, other than communications with the Company’s Chief Executive Officer, Chief Financial Offer, Chief Operating Officer, or its Board of Directors, all communications by you or any of your Representatives concerning the Transaction and your due diligence investigation (including requests for additional Confidential Information, meetings with management and site visits) shall be directed solely to the Company's legal counsel or financial advisor, except as may otherwise by approved in advance and in writing by the Company. 7.You agree to inform the Company promptly of any determination by you not to proceed with your consideration of the Transaction. Promptly upon the Company’s request, you shall, at your option, either destroy or return to the Company all Confidential Information. Upon the request of the Company, you or an affiliate will promptly (and in any event within ten business days) provide the Company written confirmation, which may be in the form of electronic mail, confirming your receipt of such request and that you will comply with the prior sentence. Notwithstanding the foregoing, you may maintain a copy of the Company’s Confidential Information in your restricted access files for actual or anticipated litigation, regulatory compliance or corporate record keeping purposes, and neither you nor any of your Representatives shall be required to destroy any computer records or files containing any Confidential Information that have been created pursuant to automatic electronic archiving and back-up procedures in the ordinary course of business where it would be unduly burdensome to do so or would be contrary to applicable law, or applicable rules or regulations of any national securities exchange. 8.To the extent that any Confidential Information includes materials or other information that may be subject to attorney-client privilege, work product doctrine or any other applicable privilege or doctrine, you acknowledge that you and the Company have a commonality of interest with respect to such matters, and agree that it is your mutual desire, intention and understanding that the sharing of such materials and other information is not intended to, and shall not, affect the confidentiality of any of such materials or other information or waive or diminish the continued protection of any of such materials or other information under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine. Accordingly, all Confidential Information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to protection thereunder and shall be entitled to protection under the joint defense doctrine, and you agree to take all commercially reasonable measures to preserve, to the fullest extent possible, the applicability of all such privileges and doctrines. 9.You further agree that for a period of one year following the date hereof, you will not and will ensure that your Oncology Business Unit and Representatives (and any person acting on behalf of or in concert with you or any of your affiliates or Representatives) will not, directly or indirectly, induce to leave, solicit for employment or hire any officer or other employee of the Company or any of its subsidiaries employed as of the date hereof and with whom you have had contact or who (or whose performance) became known to you in connection with the process contemplated by this agreement. The restrictions of this Section 8 shall not prohibit you and your Oncology Business Unit, however, from (i) conducting any general solicitations for employment, such as any newspaper or Internet help wanted advertisement, directly or through any agent (including placement and recruiting agencies), (ii) employing any person who contacts you or your Oncology Business Unit on his or her own initiative and without any direct or indirect solicitation by you; provided that such person’s employment by the Company has been terminated at least three months prior to any such employment, (iii) soliciting or employing any person who has been terminated by the Company or any of its subsidiaries prior to any such solicitation, or (iv) preclude you or your Oncology Business Unit from soliciting or employing any employee who has voluntarily terminated his or her employment at least three months prior to any such solicitation or employment. 10.All proprietary and intellectual property rights in and to the Confidential Information furnished to you and your Representatives by the Company shall remain the sole property of the Company, and nothing in this agreement shall be construed in any way to grant to you or any of your Representatives any express or implied option, license or other right, title or interest in or to any Confidential Information, or to any intellectual property rights embodied in such Confidential Information. 11.Neither the Company nor any of its Representatives shall have any liability to you or any of your Representatives resulting from the selection or use of the Confidential Information or any errors therein or omission therefrom. Neither the Company nor its Representatives makes any representations or warranties, express or implied, with respect to the Confidential Information, except for any representations and warranties that may be expressly made to the other party in a definitive transaction agreement when, as, and if finally executed, and subject to such limitations and restrictions as may be specified therein. Unless and until the parties shall have executed and delivered a definitive transaction agreement, neither party will be under any legal obligation of any kind whatsoever with respect to the Transaction by virtue of this agreement except for the matters specifically agreed to herein. You understand and agree that the Company shall be free to establish and/or change any process or procedure with respect to the Transaction as the Company in its sole discretion may determine including, without limitation, (i) rejecting any and all proposals made by you, (ii) terminating discussions and negotiations with you, (iii) negotiating with any other interested party or entering into a final definitive agreement relating to the Transaction with any other party or (iv) withdrawing from consideration the possibility of engaging in a transaction. You further agree that, notwithstanding anything else in this agreement to the contrary, the Company and its Representatives will not be under any legal obligation of any kind whatsoever to provide any Confidential Information, and the Company may terminate you and your Representatives’ access to the Confidential Information at any time.

 12.The Acquiror agrees that, for a period from the date hereof until the earlier of (i) one year following the date hereof and (ii) the occurrence of a Significant Event (as defined below) (the “Standstill Period”) you will not (and will ensure that your controlled affiliates and controlled associates (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and any person acting on behalf of or in concert with you or any of your controlled affiliates or controlled associates will not), directly or indirectly, without the prior written consent of the Company: (i) acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any securities or assets of the Company or any of its subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities or assets, (ii) enter, agree to enter, propose, seek or offer to enter into or facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries, (iii) initiate, encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or the media), (iv) file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act, (v) nominate or recommend for nomination a person for election at any shareholder meeting at which directors of the Company’s board of directors are to be elected, (vi) submit any shareholder proposal for consideration at, or bring any other business before, any Company shareholder meeting, (vii) initiate, encourage, make, or in any way participate or engage in, any “withhold” or similar campaign with respect to any Company shareholder meeting, (viii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company,

 (ix) call, request the calling of, or otherwise seek or assist in the calling of a special meeting of the shareholders of the Company, (x) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company, or (xi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; provided that the foregoing shall not prevent the Acquiror and its affiliates from (i) submitting confidential proposals to the Company (including, without limitation, its board of directors) with respect to the Transaction and (ii) acquiring any securities in the ordinary course of its business (x) for routine treasury cash management purposes, (y) for the benefit of any benefit plan maintained for employees of Acquiror or its affiliates or (z) any investment made in any passive investment vehicle; provided that, in the case of clause (ii), the Acquirer shall have no ability to manage or direct such securities and no Confidential Information has been disclosed to such party. The Acquiror further agrees that during the Standstill Period the Acquiror will not (and will ensure that its controlled affiliates and controlled associates (and any person acting on behalf of or in concert with the Acquiror or any of its controlled affiliates or controlled associates) will not), directly or indirectly, without the prior written consent of the Company, take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this Section with the Acquiror or any of its affiliates. A “Significant Event” shall mean any of the following: (x) the announcement or commencement by any person or 13D Group of a tender or exchange offer (in an offer that has been recommended by the Company’s Board of Directors) to acquire Voting Securities which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Securities owned by such person or 13D Group, 50% or more of the then outstanding Voting Securities,(y) the Company enters into an agreement providing for (or publicly announces) or otherwise determines to seek to enter into any tender offer, merger, sale or other business combination transaction pursuant to which 50% or more of the outstanding ordinary shares, €0.10 nominal value per share, of the Company (the “Ordinary Shares”) would be converted into cash or securities of another person or 13D Group or 50% or more of the then outstanding Ordinary Shares would be owned by any person or 13D Group, or which would result in material assets of the Company being sold to any person or 13D Group, or (z) the Company publicly announces that it is engaging in a formal process to consider or evaluate strategic alternatives, provided that such announcement shall not have been, in the Company’s reasonable belief, as a result of a breach of this agreement by

 Acquiror or its affiliates or as a result of market rumors related to possible strategic transactions involving the Company. “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors; provided that for purposes of this definition any securities that at such time are convertible or exchangeable into or exercisable for equity interests of the Company shall be deemed to have been so converted, exchanged or exercised. “13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities that would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act. 13.The parties agree that that a party would be irreparably injured by a breach of this agreement by the other party or its Representatives and that, in the event of a breach or threatened breach, a party shall be entitled, in addition to any and all other remedies, to injunctive relief and specific performance without the necessity of providing any bond or other security, and each party hereby irrevocably consents to such relief. 14.No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. 15.If any term or provision of this agreement or any application hereof shall be invalid and unenforceable, the remainder of this agreement and any other application of such term or provision shall not be affected thereby. 16.This agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict or choice of laws. You hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Commercial Division of the Supreme Court of the State of New York located in the City and County of New York (or, if such court shall not have jurisdiction, any federal court located in the State of New York or other New York state court), and you hereby irrevocably consent to the jurisdiction of such courts in any such suit, action or proceeding arising out of or relating to this agreement or the transactions contemplated hereby and irrevocably waive to the fullest extent permitted by law, any objection that you may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. You hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to you at the address set forth above shall be effective service of process for any such suit, action or proceeding brought against you in any such court. You agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon you and may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon such judgment. 17.YOU HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. 18.This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This agreement may be modified or waived only by an instrument signed by the parties hereto. This agreement may not be assigned by any party hereto without the express prior written consent of the other party hereto. 19.This agreement will terminate and be of no further force or effect two years from the date hereof; provided that Sections 17 and 18 shall be binding in perpetuity or until the latest date permitted by law. For the avoidance of doubt, notwithstanding any decision by either party to terminate its consideration of the Transaction or the return or destruction of Confidential Information pursuant to Section 7, each party and its Representatives will continue to be bound in accordance with the terms hereof. Notwithstanding the foregoing, for all Confidential Information that constitutes a trade secret (as such term is defined under the Uniform Trade Secrets Act) and is clearly identified as such at the time of receipt by the Acquiror and its Representatives, the confidentiality obligations hereunder shall survive until such information is no longer deemed a trade secret. 20.This agreement may be executed in one or more counterparts. Each shall be deemed an original, but together shall constitute one and the same instrument. This agreement may be executed and delivered by facsimile or electronic mail. Any signatures delivered by means of facsimile or electronic mail shall have the same legal effect as manual signatures. [Signature Page Follow]

 Very truly yours, ADVANCED ACCELERATOR APPLICATIONS S.A. By: Name: Title: Stefano Buono CEO Accepted and agreed: INTERNATIONAL By: Name: Title: By: Name: Title: NOVARTIS INTERNATIONAL AG [Signature Page to Confidentiality Agreement]

 Very truly yours, ADVANCED ACCELERATOR APPLICATIONS S.A. By: Name: Title: Accepted and agreed: ATIONALAG c:: By: By: .J Na Title: Jonathan Emery . Head Legal M&A [Signature Page to Confidentiality Agreement]